Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223508) of PagSeguro Digital Ltd. of our report dated February 20, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
São Paulo, Brazil
April 28, 2025
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